UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 9, 2016 (March 7, 2016)

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

701 S Taylor Street
Suite 470, LB 113
Amarillo, Texas 79101
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On March 9, 2016, we issued a press release announcing the execution of a non-binding letter of intent to acquire Gulf South Securities, Inc., a Delaware corporation.  Gulf South Securities, Inc. is an SEC, FINRA registered broker-dealer engaged primarily in the business of raising drilling and corporate capital.

ITEM 8.01                  OTHER.

On March 7, 2016, we executed a non-binding letter of intent with Gulf South Holdings, Inc., a Delaware corporation to acquire 100% of the issued and outstanding shares of common stock of Gulf South Securities, Inc., a Delaware SEC and FINRA registered broker-dealer in consideration of the issuance of 5,349,153 restricted shares of our common stock and 2,647,576 redeemable stock purchase warrants.

ITEM 9.01                  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Document Description

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of March, 2016.

AMAZING ENERGY OIL AND GAS, CO.

BY:	JED MIESNER
Jed Miesner, President